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                                                                    Exhibit 10.4

November 13, 2000

Mr. Joe A. Oblas
Chief Executive Officer

Glacier Distribution Company, Inc.
1050 Seventeenth Street

Denver, CO 80202

Dear Joe:

         This letter sets forth the terms and conditions under which Dennis, White & Company will act as a consultant and advisor to Glacier Distribution Company, Inc. ("GDCI").

Scope of Work

         Dennis, White & Company undertake to act as a consultant and advisor to perform certain corporate development functions including the completion of the S1 and closing of certain M&A transactions.

Fee Structure

         The above-described effort shall begin November 13, 2000. The initial term of this agreement shall be two months. Thereafter, this agreement shall continue on a month to month basis.

         GDCI shall pay Dennis, White & Company $17,500per month in advance.

         GDCI shall pay Dennis, White & Company its out-of-pocket travel expenses. Such expenses shall be reasonable in their purpose and amount and shall be subject to review by GDCI.

         Invoices shall be rendered for fees and out-of-pocket expenses and the amounts thereof shall be due and payable ten (10) days from the date thereof. After such ten-day period, the amount due shall bear interest at the rate of eighteen percent per annum.

Nondisclosure Agreement

         In order to protect certain confidential and proprietary information ("Information") which may be disclosed between Dennis, White & Company and GDCI, each part agrees not to disclose Information to any third party or employees of the recipient without a need to know and to protect the disclosed Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of Information as the parties use to protect its own information of like nature. Information may only be used in connection with the work to be performed by Dennis, White & Company hereunder.

         It is understood that there is no obligation upon the party receiving Information where such Information (a) was in the receiving party's possession before receipt from the disclosing party; (b) is or becomes a matter of public knowledge through no fault of the receiving party; (c) is rightfully received by the receiving party from a third party without duty of confidentiality; (d) is disclosed by the party disclosing Information hereunder to a third party without duty of confidentiality on the third party; (e) is disclosed under operation of law; or (f) is disclosed by the receiving party with the disclosing party's prior written approval.


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Disputes

         In the event of any dispute between the parties related to the subject matter of this agreement, the out-of-pocket costs and attorney's fees of the prevailing party shall be paid by the other party in addition to any other relief granted.

Exclusivity

         GDCI acknowledges and agrees that Dennis, White & Company's efforts hereunder are on a non-exclusive basis and Dennis, White & Company is free to develop assignments for others.

Amendments

         This agreement may not be supplemented, modified or amended except by an instrument in writing signed by the parties hereto.

Governing Law

         This Agreement shall be governed by Colorado law, without reference to rules regarding conflicts of law.

Counterparts

         This Agreement may be executed in multiple counterparts; each of which shall constitute an original and all of which together shall constitute one instrument.

Entire Agreement

         This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

               We look forward to working with you under the terms and conditions outlined above. If this letter agreement accurately sets forth your understanding of our relationship, please indicate by executing a copy of this letter and returning it to us.

Thank you

                                              Very truly yours.
                                              DENNIS, WHITE & COMPANY



                                              By:  /s/ Brian O'D. White
                                                 --------------------------
                                                   Brian O'D. White
ACCEPTED AND AGREED:
Glacier Distribution Company. Inc.




By:  /s/ Joe A. Oblas
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     Joe A. Oblas

     Chief Executive Officer